UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014 (March 27, 2014)

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                   OTHER EVENTS

The Board of Directors (“the Board”) of Simon Property Group, Inc., (“we”, “us”, or “the Company”) acting solely through its Independent Directors  has elected Larry C. Glasscock to the position of Lead Independent Director effective March 27, 2014.  Mr. Glasscock succeeds J. Albert Smith, Jr. who has served as the Board’s Lead Independent Director since 2005.  Mr. Smith will continue to serve the Company as a member of the Board and Chairman of its Audit Committee.  The Independent Directors are deeply appreciative of Mr. Smith’s many contributions and service to the Company during his time as Lead Independent Director.

Mr. Glasscock was initially elected to the Board in 2010.  He previously served as Chairman and Chief Executive Officer of WellPoint Inc., and currently serves as a member of the Board of Directors and the non-executive Chairman for Zimmer Holdings, Inc., as well as a member of the Board of Directors of Sysco Corporation.

In addition, the Board approved modifications to the Company’s Governance Principles to further strengthen the role and responsibilities of the Board’s Chairman and Lead Independent Director.

The full text of the newly modified Governance Principles can be found at governanceprinciples.simon.com, and are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Simon Property Group, Inc. Governance Principles, dated as of March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2014

SIMON PROPERTY GROUP, INC.

By:	/s/ James M. Barkley
James M. Barkley
General Counsel and Secretary